Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies in his capacity as an officer of American Physicians Capital, Inc. (the “Company”), for purposes of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in such Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 9, 2005

/s/ R. Kevin Clinton

R. Kevin Clinton
President and Chief Executive Officer
/s/ Frank H. Freund

Frank H. Freund
Senior Executive Vice President, Treasurer
and Chief Financial Officer